POWER OF ATTORNEY

Know all by these presents that the undersigned does hereby make, constitute, and appoint each of Steven Fasman, Jose Ibietatorremendia, Krisztina Hajos, and Tracey Scott, or any one of them, as a true and lawful attorney-in-fact of the undersigned, with full powers of substitution and revocation, for and in the name, place, and stead of the undersigned (in the undersigned's individual capacity) to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Catalent, Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16"), including without limitation statements on Form 3, Form 4, and Form 5, and any amendments thereto; and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings pursuant to Section 16 with regard to the undersigned's ownership of or transactions in securities of Catalent, Inc., unless earlier revoked in writing. The undersigned acknowledges that Steven Fasman, Jose Ibietatorremendia, Krisztina Hajos, and Tracey Scott are not assuming any of the undersigned's responsibilities to comply with Section 16.


/s/ Thomas P. Castellano
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Thomas P. Castellano


Date:    5/4/21
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